UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 29, 2017

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37983	98-1283037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Paul’s Churchyard

London, EC4M 8AP

United Kingdom

(Address of Principal Executive Offices)

+44 2034293950

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Exchange Offers

On March 29, 2017, TechnipFMC plc (“TechnipFMC”) settled its previously announced exchange offers and consent solicitations (the “Exchange Offers”) for (i) any and all 2.00% Senior Notes due October 1, 2017 (the “Existing 2017 Notes”) issued by FMC Technologies, Inc. (“FMCTI”) for up to an aggregate principal amount of $300 million of new 2.00% Senior Notes due October 1, 2017 (the “New 2017 Notes”) issued by TechnipFMC and cash, and (ii) any and all 3.45% Senior Notes due October 1, 2022 (the “Existing 2022 Notes”) issued by FMCTI for up to an aggregate principal amount of $500 million in new 3.45% Senior Notes due October 1, 2022 (the “New 2022 Notes”) issued by TechnipFMC, with registration rights, and cash.

The Existing 2017 Notes and the Existing 2022 Notes are referred to herein collectively as the “Existing Notes.” The New 2017 Notes and the New 2022 Notes are referred to herein collectively as the “New Notes.”

New Notes

Pursuant to the Exchange Offers, TechnipFMC issued approximately (i) $215.4 million in aggregate principal amount of New 2017 Notes and (ii) $459.8 million in aggregate principal amount of New 2022 Notes.

The New 2017 Notes will mature on October 1, 2017, and bear interest at a rate per annum equal to 2.00%. The New 2022 Notes will mature on October 1, 2022, and bear interest at a rate per annum equal to 3.45%.

The New Notes are senior unsecured obligations of TechnipFMC, rank equally in right of payment with all of its other senior unsecured debt, effectively rank junior to any secured debt of TechnipFMC, to the extent of the value of the collateral securing that debt, and are structurally subordinated to the secured and unsecured debt of TechnipFMC’s subsidiaries, including any debt of FMCTI that remains outstanding. The New Notes have not been registered under the United States Securities Act of 1933 (the “Securities Act”), as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The terms of the New Notes are governed by an indenture, dated March 29, 2017 (the “New Base Indenture”), as supplemented with respect to the New 2017 Notes by the first supplemental indenture, dated March 29, 2017 (the “First Supplemental Indenture”), and as supplemented with respect to the New 2022 Notes by the second supplemental indenture, dated March 29, 2017 (the “Second Supplemental Indenture” and collectively with the New Base Indenture and the First Supplemental Indenture, the “New Indenture”), in each case by and between TechnipFMC and U.S. Bank National Association, as trustee.

TechnipFMC may, at any time prior to their maturity, in the case of the New 2017 Notes, and at any time prior to July 1, 2022 (the date that is three months prior to the maturity date of the New 2022 Notes), in the case of the New 2022 Notes, redeem some or all of such New Notes at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the New Indenture) plus 20 basis points in the case of the New 2017 Notes and 25 basis points in the case of the New 2022 Notes, plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

TechnipFMC may redeem the New 2022 Notes on or after July 1, 2022 (the date that is three months prior to the maturity date of the New 2022 Notes), at a redemption price equal to 100% of the principal amount of the New 2022 Notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

In certain circumstances, the New Indenture restricts TechnipFMC’s ability and the ability of its subsidiaries to: (i) place liens on TechnipFMC’s principal assets and those of its subsidiaries without securing the New Notes equally and ratably with the other indebtedness secured by such liens; (ii) engage in certain sale-leaseback transactions; and (iii) consolidate or merge with, or sell, convey, transfer or lease all or substantially all of TechnipFMC’s assets to, another entity. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default with respect to the New Notes of either series, including: default in any payment of interest on any note of that series when due, continued for 30 days; default in the payment of principal of or premium, if any, on any note of that series when due; failure by TechnipFMC to comply with its obligations under the New Indenture, in certain cases subject to notice and grace periods; and certain events of bankruptcy, insolvency or reorganization of TechnipFMC. If an event of default under the New Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the series of New Notes affected by such default may declare the principal of, together with any accrued but unpaid premium or interest, if any, on the notes of that series to be due and payable immediately, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

The foregoing descriptions of the New Notes and the New Indenture are qualified in their entirety by reference to the New Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (including the forms of the New Notes attached thereto), copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, TechnipFMC also entered into a registration rights agreement, dated March 29, 2017 (the “Registration Rights Agreement”), by and between TechnipFMC, as issuer, and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as dealer managers (the “Dealer Managers”). Under the Registration Rights Agreement, TechnipFMC agreed, among other things, to: (i) file an exchange offer registration statement with the SEC with respect to the New Notes within 180 days after March 29, 2017 (the “Settlement Date”); (ii) cause such exchange offer registration statement to be declared effective by the SEC within 255 calendar days after the Settlement Date; and (iii) subject to certain limitations, cause the exchange offers to be consummated not later than 365 days following the Settlement Date, provided that, the obligation to register the New 2017 Notes will expire upon their maturity on October 1, 2017.

If, among other events, the exchange offers are not consummated on or prior to the 365th day following the Settlement Date, TechnipFMC would be required to pay special additional interest, in an amount equal to 0.25% per annum of the principal amount of the New Notes, for the first 90 days following default. Thereafter, the amount of special additional interest will increase to 0.50% per annum until the default is cured.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Remaining Existing Notes

Following the consummation of the Exchange Offers, FMCTI had outstanding approximately (i) $84.6 million in aggregate principal amount of Existing 2017 Notes, and (ii) $40.1 million in aggregate principal amount of Existing 2022 Notes. The Existing Notes were issued under an indenture, dated February 21, 2012, supplemented by a first supplemental indenture dated February 21, 2012 and a second supplemental indenture dated February 21, 2012 (as supplemented, the “Existing FMCTI Indenture”), by and between FMCTI and U.S. Bank National Association, as trustee. In connection with the Exchange Offers, FMCTI solicited the consents of the holders of the Existing Notes to amend the Existing FMCTI Indenture to remove certain restrictive and reporting covenants. The Existing Notes are the senior unsecured obligations of FMCTI.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association, as trustee (including the form of 2.00% Senior Notes due 2017).

4.3	Second Supplemental Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association, as trustee (including the form of 3.45% Senior Notes due 2022).

4.4	Registration Rights Agreement, dated March 29, 2017, between TechnipFMC plc, and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as dealer managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TechnipFMC plc

Date: March 29, 2017	By:	/s/ Dianne B. Ralston
	Name:	Dianne B. Ralston
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association, as trustee (including the form of 2.00% Senior Notes due 2017).

4.3	Second Supplemental Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association, as trustee (including the form of 3.45% Senior Notes due 2022).

4.4	Registration Rights Agreement, dated March 29, 2017, between TechnipFMC plc, and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as dealer managers.